Exhibit 99.1

Kidpik Corp. Announces Pricing of Upsized $18.0 Million Initial Public Offering and Nasdaq Listing

NEW YORK, November 11, 2021—(BUSINESS WIRE)—Kidpik Corp. (“KIDPIK” or the “Company”), an online clothing subscription-based e-commerce company, today announced the pricing of its initial public offering of 2,117,647 shares of common stock at a public offering price of $8.50 per share, for aggregate gross proceeds of approximately $18.0 million, prior to deducting underwriting discounts, commissions, and offering expenses and excluding any exercise of the underwriters’ option to purchase any additional securities as described herein. In addition, KIDPIK has granted the underwriters a 45-day option to purchase up to an additional 317,647 shares of common stock solely to cover over-allotments at the public offering price less the underwriting discounts and commissions. KIDPIK has received approval to list its common stock on the Nasdaq Capital Market, under the ticker symbol “PIK”, with trading expected to begin on November 11, 2021. The offering is expected to close on November 15, 2021, subject to satisfaction of customary closing conditions.

EF Hutton, division of Benchmark Investments, LLC, is acting as sole book-running manager for the offering.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1, as amended (File No. 333-260101) (the “Registration Statement”), on November 10, 2021, and a registration statement on Form S-1MEF (File No. 333-260986), was filed with the SEC on the same date and became effective upon filing. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. The offering is being made only by means of a prospectus. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from EF Hutton, a division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kidpik Corp.

Founded in 2016, KIDPIK (NASDAQ:PIK) is an online clothing subscription box for kids, offering mix-&-match, expertly styled outfits that are curated based on each member’s style preferences. KIDPIK delivers a surprise box monthly or seasonally, providing an effortless shopping experience for parents and a fun discovery for kids. Each seasonal collection is designed in-house by a team with decades of experience designing childrenswear. KIDPIK combines the expertise of fashion stylists with proprietary data science and technology to translate kids’ unique style preferences into surprise boxes of curated outfits. We also sell our branded clothing and footwear through our e-commerce website, www.shop.kidpik.com. For more information, visit www.kidpik.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated timing of completion of the offering and other statements that are predictive in nature. No assurance can be given that the offering will be completed on the terms described, or at all. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the “Risk Factors” section of the Company’s Registration Statement and preliminary prospectus for the offering filed with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20211110006516/en/

Contacts

Investor Relations Contact:
ir@kidpik.com

Media:

Sarah Tropeano
press@kidpik.com